UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2008

River Hawk Aviation, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

3103 9th Avenue Drive, Hickory, NC 28601 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (828) 322-6044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 17, 2008, Robert J. Scott submitted his letter of resignation as the Company’s Chief Financial Officer to be effective as of the completion of business on October 31, 2008.  Michael G. Brinkley who joined the Company as Corporate Finance Director on September 29, 2008 has been appointed to succeed Mr. Scott as the Company’s Chief Financial Officer. Mr. Brinkley has over 28 years experience in upper financial management positions with 11 years in public accounting and 10 years in the aviation overhaul and heavy maintenance industry.

Mr. Scott is also a Director in the Company as well as the Company’s Corporate Secretary and will continue to serve in those capacities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER HAWK AVIATION, INC.
(Company)

/s/ Calvin Humphrey
By: Calvin Humphrey
Its: President, CEO
Date: November 3, 2008